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                              Articles of Incorporation              Filing fee:
                                (PURSUANT TO NRS 78)                 Receipt #:
                                  STATE OF NEVADA
                                 Secretary of State


(For filing office use)                                  (For filing office use)
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No    C7591-97       IMPORTANT: Read instructions on reverse side before
   ----------------
completing this form.


                         TYPE OR PRINT (BLACK INK ONLY)


1.   NAME OF CORPORATION:              AGEMARK CORPORATION
                         ------------------------------------------------------

2.   RESIDENT AGENT: (designed resident agent and his STREET ADDRESS in Nevada
                                                      --------------
                      where process may be served)

     Name of Resident Agent:        LAUGHLIN ASSOCIATES, INC.
                             --------------------------------------------------

     Street Address: 2533           N. CARSON ST.     CARSON CITY, NV     89706
                     ----------------------------------------------------------
                     Street No.     Street Name       City                  Zip

3.   SHARES: (number of shares the corporation is authorized to issue)
     Number of shares with par value:     20,000,000  Par value:  X.001
                                         ------------            ------
     Number of shares without par value:
                                         --------------------------------------

4.   GOVERNING BOARD: shall be styled as (check one):
           X            Directors                     Trustees
     -------------                ----------------             ----------------

     The FIRST BOARD OF DIRECTORS shall consist of    3     members and the
                                                   --------
     names and addresses are as follows (attached additional pages if necessary):


         RICHARD WESTIN     2164 Telegraph Ave., Berkeley, CA    94704
     -------------------    ---------------------------------------------------
     Name                   Address                              City/State/Zip

     PLEASE SEE ATTACHED
     -------------------    ---------------------------------------------------
     Name                   Address                              City/State/Zip

5.   PURPOSE (optional-see reverse side): The purpose of the corporation shall be:
     ---------------------------------------------------------------------------
6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached ONE .
                                                                     -----

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators).

     Richard J. Westin
     -------------------------------------------------
     Name (print)

     2614 Telegraph Ave, Berkeley, CA 94704
     -------------------------------------------------
     Address                            City/State/Zip

     /s/ Richard J. Westin
     -------------------------------------------------
     Signature

     State of  California       County of Contra Costa
              -----------------           ------------

     This instrument was acknowledged before me on

     March 28                              , 1997 , by
     --------------------------------------    --
     Richard J. Westin
     -------------------------------------------------
                      Name of Person
     as incorporator
     of            The Agemark Corporation
        ----------------------------------------------
               (name of party on behalf of whom
                      instrument was executed)

                    /s/ Susan W. Wait
     -------------------------------------------------
                    Notary Public Signature

                   (affix notary stamp or seal)


     Jesse A. Pittore
     -------------------------------------------------
     Name (print)

     2614 Telegraph Ave, Berkeley, CA 94704
     -------------------------------------------------
     Address                            City/State/Zip

     /s/ Jesse A. Pittore
     -------------------------------------------------
     Signature

     State of    California     County of Contra Costa
              ------------------          ------------

     This instrument was acknowledged before me on

     March 28                              , 1997 , by
     --------------------------------------    --
     Jesse A. Pittore
     -------------------------------------------------
                      Name of Person
     as incorporator
     of            The Agemark Corporation
        ----------------------------------------------
               (name of party on behalf of whom
                      instrument was executed)

                      /s/ Susan W. Wait
     -------------------------------------------------
                    Notary Public Signature

                   (affix notary stamp or seal)


8.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Laughlin Associates Inc. hereby accept my appointment as Resident Agent for
   ------------------------
the above named corporation.

/s/ Molly Wipocki                                      4/4/97
-----------------------------------      ---------------------------------------
Signature of Resident Agent                                                 Date


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                     ATTACHMENT TO ARTICLES OF INCORPORATION
                           OF THE AGEMARK CORPORATION

3. SHARES (cont): The total number of shares of all classes of stock which the corporation shall have authority to issue is twenty million (20,000,000) shares of common stock. The Board of Directors shall fix and determine in a resolution the price, series and numbers of each class or series as provided in NRS 78.195. The corporation shall be prohibited from issuing non-voting securities in accordance with Section 1123(a)(6) of the Bankruptcy Code.

4. GOVERNING BOARD (cont.): The governing board of this corporation shall be styled directors, and shall number at least one, but as many as fifteen, as the stockholders from time to time shall determine. The name and address of the first Board of Directors, three (3) in number, who shall hold office until their successor(s) is (are) appointed or elected, is as follows, in addition to Richard Westin:

    NAME                               ADDRESS
    Richard J. Westin                  (as shown on page one hereof)
    Jesse A. Pittore                   2614 Telegraph Avenue, Berkeley, CA 94704
    Stanley L. Seaman                  2614 Telegraph Avenue, Berkeley, CA 94704

6.  OTHER MATTERS:

    (a) AMENDMENT. This corporation reserves the right to alter, amend,
        ---------
change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute. All rights conferred on stockholders herein are granted subject to this reservation; provided, however, that a vote of two-thirds of all issued and outstanding capital stock shall be required to effect any such amendment.

    (b) DIRECTOR AND OFFICER LIABILITY. A director or officer of the
        ------------------------------
corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (1) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) the payment of dividends in violation of NRS 78.300.

If the Nevada Revised Statutes hereafter is amended to authorize the future elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the full extent permitted by the amended Nevada Revised Statute. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of the corporation existing at the time of such repeal or modification.

    (c) PREEMPTIVE RIGHTS.  The corporation elects to have preemptive rights
        -----------------
as defined in NRS 78.267.


                 END OF ATTACHMENT TO ARTICLES OF INCORPORATION